Exhibit 10.4

Exhibit 2.3(a)
EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made this 12 day of May, 2010, by and between ubroadcast, inc., a duly organized Delaware corporation (“Employer”), and Ashraf M. Rofail, a resident of the State of Virginia (“Employee”).

W I T N E S S E T H:

WHEREAS, Employer desires to retain the services of Employee and Employee desires to serve as Chairman and Chief Executive Officer of Employer; and

WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I.  EMPLOYMENT OF EMPLOYEE

Employer hereby employs, engages and hires Employee as Chairman and Chief Executive Officer of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision of the Board of Directors of Employer.  Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be reasonably assigned to him from time to time by the Board of Directors of Employer.  Employee shall devote his full-time efforts to the performance of his duties as Chairman and Chief Executive Officer of Employer.

SECTION II.  EMPLOYEE’S PERFORMANCE

Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III.  COMPENSATION OF EMPLOYEE

Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee’s services hereunder, compensation as follows:

A.
Salary.  Employee shall be paid as and for a salary the sum of $15,000 per calendar month, which salary shall be payable on the 1st and 15th days of each calendar month, in advance, subject to deduction of lawful and required withholding.

Employee’s unpaid salary shall accrue until paid by Employer.  Employee shall have the right, but not the obligation, to be paid all or a portion of his accrued and unpaid salary in shares of Employer’s common stock, on the following basis:

on the first business day of each calendar quarter, should Employee desire to convert his accrued and unpaid salary from the immediately preceding calendar quarter into shares of Employer’s common stock, Employee shall deliver to Employer a written notice (a “Salary Conversion Notice”) of his intent to have Employer pay such accrued and unpaid salary in shares of Employer’s common stock.  Each Salary Conversion Notice shall set forth (1) the amount of accrued and unpaid salary to be converted into shares of Employer’s common stock and (2) the number of shares of Employer’s common stock which are to be issued to Employee based on the following formula:

Amount of accrued and unpaid salary from the immediately preceding calendar quarter divided by the Applicable Share Price (defined below) equals the number of shares to be issued to Employee.  By way of example only, if Employee’s accrued and unpaid salary totals $1,000 and the Applicable Share Price is $.05, Employer would issue 20,000 shares of its common stock to Employee ($1,000 divided by $.05 equals 20,000 shares).

“Applicable Share Price” shall mean the average closing sale price of Employer’s common stock, as reported by the OTC Bulletin Board, for the last three (3) trading days of the subject calendar quarter.

B.
Cellular Phone.  Employer shall provide Employee with a cellular phone for his use in performing his responsibilities with Employer.  In the alternative, Employer shall pay Employee’s cellular phone expense.

C.	Automobile. Employer shall provide Employee with an automobile for Employee’s use in performing his responsibilities with Employer.

D.
Insurance and Other Benefits.  As further consideration for his covenants contained herein, Employer will add Employee, including Employee's family, with such health, dental and vision insurance as it offers other employees and other benefits, including a 401(k) plan, as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures.  Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer.

E.
Other Compensation Plans.  Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

F.
Other Expenses.  Employee agrees that he shall be responsible for all expenses incurred in his performance hereunder, unless Employer shall have agreed, in advance and in writing, to reimburse Employee for any such expenses.

G.	Vacations. During the term of this Agreement, Employee shall be entitled to three (3) weeks of vacation.

SECTION IV.  INDEMNIFICATION OF EMPLOYEE

As further consideration of Employee's executing this Agreement, Employer shall have executed, prior to the execution of this Agreement, an Indemnity Agreement (the “Indemnity Agreement”), in the form attached hereto as Exhibit IV. The obligations under the Indemnity Agreement shall survive the termination of this Agreement.

SECTION V.  COMPANY POLICIES

Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION VI.  CONFIDENTIALITY AGREEMENT

A.
Confidentiality Agreement.  In consideration of Employer’s executing this Agreement, Employee shall have executed, prior to the execution of this Agreement, a Confidentiality Agreement (the “Confidentiality Agreement”), in the form attached hereto as Exhibit VI(A).

B.	Survival. The obligations under the Confidentiality Agreement shall survive the termination of this Agreement.

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SECTION VII.  TERM AND TERMINATION

A.
Term. The initial term of this Agreement shall be a period of three years, commencing on May 7, 2010.   This Agreement shall renew for an additional three-year period, provided neither party hereto submits a written notice of termination within ninety (90) days prior to the termination of the initial term hereof.

B.
Termination.  Employer agrees not to terminate this Agreement except for “just cause”.  For purposes of this Agreement, “just cause” shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer’s Board of Directors, provided that Employee’s failure or refusal is not based upon Employee’s belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee’s position with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the existing Confidentiality Agreement or the Non-Competition Agreement between Employer and Employee; (4) the intentional causing of material damage to Employer’s physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation hereunder.  If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all future compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated.   However, all salary and reimbursements which accrued prior to Employee’s ceasing employment or termination will become immediately due and payable and shall be payable to Employee’s estate should his employment cease due to death.

SECTION VIII.  COMPLETE AGREEMENT

This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties, including all other employment agreements. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION IX.  WAIVER; MODIFICATION

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X.  SEVERABILITY

All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV, V and VI hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

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SECTION XI.  NOTICES

Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII.  REPRESENTATIONS OF EMPLOYER

The execution of this Agreement by Employer has been approved by the Board of Directors of Employer.

SECTION XIII.  REPRESENTATIONS OF EMPLOYEE

Employee hereby represents to Employer that he is under no legal disability with respect to his entering into this Agreement.

SECTION XIV.  COUNTERPARTS

This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV.  BENEFIT

The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term “Employer” shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVI.  ARBITRATION

The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the San Diego, California, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the existing Confidentiality Agreement.

SECTION XVII.  LEGAL REPRESENTATION

Employer and Employee both acknowledge that each has utilized separate legal counsel with respect to this Agreement.  EMPLOYEE IS ADMONISHED TO SEEK HIS OWN LEGAL COUNSEL.

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SECTION XVIII.  GOVERNING LAW

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Delaware, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Delaware shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

UBROADCAST, INC.

By: /s/ John L. Castiglione
John L. Castiglione
President

/s/ Ashraf M. Rofail
Ashraf M. Rofail, individually

Address of Employee:
12508 Arnsley Ct
Oak Hill, VA 20171

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Exhibit IV

Form of Indemnity Agreement

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into as of the 12 day of May, 2010, by and between ubroadcast, inc., a Delaware corporation (the “Corporation”), and Ashraf M. Rofail (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as Chairman and Chief Executive Officer of the Corporation;

WHEREAS, the Corporation’s bylaws (the “Bylaws”) provide for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law (the “GCL”);

WHEREAS, the Bylaws and the GCL, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as Chairman and Chief Executive Officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as Chairman and Chief Executive Officer of the Corporation after the date hereof, the parties hereto agree as follows:

AGREEMENT

1.           SERVICES TO THE CORPORATION. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

 2.           INDEMNITY OF AGENT. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the GCL, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the GCL permitted prior to adoption of such amendment), as follows:

(a)           against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b)           otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the GCL and the Bylaws.

3.           LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a)           on account of any claim against Agent solely for an accounting of profits made by Agent in violation of Section 16 of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b)           on account of Agent’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c)           on account of Agent’s conduct that is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

(d)           for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e)           if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f)           in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the GCL, or (iv) the proceeding is initiated pursuant to Section 8 hereof.

4.           CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

5.           PARTIAL INDEMNIFICATION. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

6.           NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a)	the Corporation will be entitled to participate therein at its own expense;

(b)           except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c)            the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

7.           EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the GCL or otherwise.

8.           ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

9.           SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

10.           NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11.	SURVIVAL OF RIGHTS.

(a)           The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b)           The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

12.           SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the GCL or any other applicable law.

13.           ARBITRATION. The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the San Diego, California, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

14.           GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15.           AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16.           IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17.           HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall be deemed to constitute part of this Agreement or to affect the construction hereof.

18.           NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)           If to Agent, at the address indicated on the signature page hereof; and

(b)           If to the Corporation, to: ubroadcast, inc., 1666 Garnet Avenue, Suite 312, San Diego, California 92109, or to such other address as may have been furnished to Agent by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

UBROADCAST, INC.

By: /s/ John L. Castiglione
John L. Castiglione
President

AGENT:

/s/ Ashraf M. Rofail
Ashraf M. Rofail, individually

Address of Agent:

12508 Arnsley CT
Oak Hill, VA 20171

Exhibit VI(A)

Form of Confidentiality Agreement

May 12, 2010

ubroadcast, inc.
1666 Garnet Avenue
Suite 312
San Diego, California 92109

Re:	Confidentiality Agreement

Gentlemen:

In connection with the execution of an employment agreement (the "Employment Agreement") between the undersigned and ubroadcast, inc. (together with affiliates, the "Company"), the Company will furnish to the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as other proprietary information.  As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into an employment agreement with the Company, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned now or in the future by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

The undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's performance of his duties under the employment agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

Upon termination of the Employment Agreement or at any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until the earlier of the date that is three years from the termination of the undersigned's employment by the Company or the date that this agreement is terminated by the Company.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,

/s/ Ashraf M. Rofail
Ashraf M. Rofail
individually

AGREED AND ACCEPTED as
of the date first written above:

UBROADCAST, INC.

By: /s/ John L. Castiglione
John L. Castiglione
President